Recording requested by/return to: James D. Hurley 15315 W. Magnolia Blvd, Suite 120 Sherman Oaks, CA 91402 The foregoing mailing address for the minerals assignee/lessee under this instrument may be used for tax and assessment purposes.	---------- Above This Line for Official Use Only ------------

ASSIGNMENT OF UTAH STATE LEASE FOR BITUMINOUS-ASPHALTIC SANDS

[Uintah County, Utah]

This **ASSIGNMENT OF UTAH STATE MINERAL LEASES FOR BITUMINOUS-ASPHALTIC SANDS** ("Assignment"), dated as of October 25, 2021, is entered into by and between PETROTEQ ENERGY INC., an Ontario (Canada) corporation, having offices at 15315 W. Magnolia Boulevard, Suite 120, Sherman Oaks, California 91402 ("Assignor"), and VALKOR ENERGY HOLDINGS, LLC, a Utah limited liability company, having offices at 21732 Provincial Boulevard, Suite 160, Katy, Texas 77450 ("Assignee") (the parties sometimes referred to individually as a "Party" or collectively as the "Parties").

WITNESSETH:

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with and pursuant to the terms of that Agreement Governing Reciprocal Assignment of Mineral Leases dated as of October 15, 2021, executed by and between TMC Capital, LLC and Petroteq Oil Recovery LLC, each of which is a Utah limited liability company and an indirect subsidiary of Assignor, and Assignee (the "Agreement"), Assignor hereby sells, grants, assigns, conveys and otherwise transfers to Assignee all of Assignor's right, title and interest in and to the following mineral lease:

Mineral Lease No. 53918: Utah State Mineral Lease for Bituminous-Asphaltic Sands, dated as of March 1, 2010 (Lease No. 53918), executed between the State of Utah, acting by and through the School and Institutional Trust Lands Administration ("SITLA"), as lessor, and Petroteq Energy Inc., as lessee, with respect to lands situated in Uintah County, State of Utah, all as more particularly described in Exhibit A hereto (collectively, the "Lease");

Together with all rights-of-way, easements and other appurtenances thereto, including all mines and mine sites located within the lands covered by the Lease, and including all claims, rights and interests held by Assignor in and to the Lease.

TO HAVE AND TO HOLD the Lease unto Assignee, its successors and assigns, forever, subject, however, to the following:

1. This Assignment is made pursuant to the terms of the Agreement. The execution and delivery of this Assignment by Assignor, and the execution and acceptance of this Assignment by Assignee, shall not operate to release or impair any surviving rights or obligations of the Parties, or any of them, under the Agreement.

2. This Assignment includes and encompasses the full "Record Title" and all working interests and operating rights in, to and under the Lease and the lands covered thereby.

3. This Assignment is made without any warranty of title as to the Lease or as to the lands covered thereby. SUBJECT TO ANY REPRESENTATIONS AND COVENANTS GIVEN BY ASSIGNOR IN OR UNDER THE AGREEMENT, ALL OF THE RIGHT AND INTEREST OF ASSIGNOR IN THE LEASE IS BEING TRANSFERRED ON AN "AS IS" BASIS WITHOUT ASSIGNOR MAKING ANY OTHER REPRESENTATIONS OR WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, CONCERNING THE LEASE OR ANY OF THE RIGHTS, OBLIGATIONS OR LIMITATIONS THEREIN, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY OF TITLE OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY EXPRESSLY DISCLAIMED. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ASSIGNOR MAKES NO REPRESENTATION OR WARRANTY REGARDING THE FUTURE FINANCIAL PERFORMANCE OF THE LEASE OR REGARDING ANY BUSINESS OR FINANCIAL PROJECTIONS MADE AVAILABLE TO ASSIGNEE REGARDING THE LEASE OR THE ESTIMATED VALUE AND QUANTITY OF MINERALS ON OR WITHIN THE LEASE OR THE LANDS COVERED THEREBY.

4. The assignment of Assignor's rights and interests in the Lease under this Assignment shall not include any of the pipelines, units, tanks, equipment or vehicles included as a part thereof or used in connection with the construction, operation or maintenance thereof.

5. Assignee shall be entitled to record this Assignment in the county or other jurisdiction in which the lands covered by the Lease are located or, at Assignee's request, Assignor shall execute a Memorandum at or following the date of this Assignment that may be recorded in lieu of recording this Assignment in its entirety. The recording of any such Memorandum shall include a description of the Lease and the lands covered thereby and shall be binding upon Assignor and Assignee, their respective successors and assigns, as though this Assignment had been filed in its entirety.

6. This Assignment shall bind and inure to the benefit of the Parties and their respective successors and assigns.

7. This assignment shall be subject to the approval of SITLA.

8. This Assignment may be executed in any number of counterparts, including counterpart signature pages, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one instrument.

[SIGNATURES OF PARTIES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have executed this Assignment as provided below.

SIGNATURES OF PARTIES	
	PETROTEQ ENERGY INC. By: ______________________ Name: R. Gerald Bailey Title: Chairman & Chief Executive Officer
	VALKOR ENERGY HOLDINGS, LLC By: ______________________ Name: Steven Byle Title: Managing Member

[ACKNOWLEDGEMENTS ON FOLLOWING PAGE]

ACKNOWLEDGEMENTS

STATE OF TEXAS)

COUNTY OF GALVESTON)

BEFORE ME, the undersigned authority, on this day personally appeared R. GERALD BAILEY, known to me to be the person whose name is subscribed to the foregoing instrument as the Chairman and Chief Executive Officer of PETROTEQ ENERGY INC., an Ontario (Canadian) corporation, and acknowledged to me that the same was the act of said company and that he executed the same as the act of the company for the purposes and consideration therein expressed and in the capacity therein stated.

Given Under My Hand and Seal of Office on this 27 day of October, 2021.

[Seal] BOBBIE WILLIAMS Notary ID #10720794 My Commission Expires August 6, 2023

Notary Public in and for Texas

STATE OF UTAH)

COUNTY OF SUMMMIT)

BEFORE ME, the undersigned authority, on this day personally appeared STEVEN BYLE, known to me to be the person whose name is subscribed to the foregoing instrument as the Managing Member of VALKOR ENERGY HOLDINGS, LLC, a Utah limited liability company, and acknowledged to me that the same was the act of said company and that he executed the same as the act of the company for the purposes and consideration therein expressed and in the capacity therein stated.

Given Under My Hand and Seal of Office on this 28th day of October, 2021.

[Seal]

Notary Public in and for STATE OF UTAH

BRAD W. DARRINGTON Notary Public - State of Utah Comm. No. 713913 My Commission Expires on Sep 1, 2024

EXHIBIT A
DESCRIPTION OF LEASE AND LANDS

Utah State Mineral Lease No. 53918

Utah State Mineral Lease for Bituminous-Asphaltic Sands dated as of March 1, 2019 (Mineral Lease No. 53918), executed between the State of Utah, acting by and through the School and Institutional Trust Lands Administration ("SITLA"), as lessor, and Petroteq Energy Inc., as lessee, with respect to lands situated in Uintah County (Salt Lake Meridian), State of Utah, more particularly described as follows:

Township 5 South, Range 22 East (SLM)
Section 31: Lot 4 [SW¼SW¼]

containing 39.97 acres, more or less.